Exhibit 10.15

Amendment

To

Sterling Ultimate Parent Corp. 2015 Long-Term Equity Incentive Plan

WHEREAS, Sterling Ultimate Parent Corp., a Delaware corporation (the “Company”) maintains the Sterling Ultimate Parent Corp. 2015 Long-Term Equity Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan;

WHEREAS, Section 8 of the Plan provides that, among other things, the Board may amend the Plan at any time, subject to the limitations set forth therein; and

WHEREAS, Section 4 of the Plan sets forth the number of Shares reserved and available for issuance under the Plan; and

WHEREAS, by resolution dated November 28, 2018, the Compensation Committee of the Board amended Section 4 of the Plan to provide that Shares tendered or withheld to pay the Exercise Price of Options or to satisfy withholding obligations associated with Awards shall again be available for issuance under the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

1. The Plan is hereby amended by deleting paragraph (b) of Section 4 thereof in its entirety and replacing it with the following:

“(b) To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised, (ii) any Shares subject to any Award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units are forfeited, or (iii) with respect to any Options that are exercised or any Award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units that vest, in each case after August 16, 2018, any Shares are tendered or withheld to pay the Exercise Price, or to satisfy withholding obligations associated with an Award (if such tendering or withholding is permitted under such Award), such Shares shall again be available for issuance in connection with future Awards granted under the Plan.”

2. Except as otherwise provided herein, all other terms and conditions of the Plan remain in full force and effect.